UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2025

Tenaya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40656	81-3789973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard, Suite 500

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 825-6990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	TNYA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 11, 2025, Tenaya Therapeutics, Inc. (the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) has removed the clinical hold on its MyPEAKTM-1 clinical trial of TN-201 gene therapy. The Company also issued a press release on December 11, 2025 announcing interim data from the first cohort of patients in the RIDGETM-1 clinical trial of TN-401 gene therapy. The press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Following proactive correspondence with the FDA relating to future development plans for TN-201, on November 7, 2025, the Company announced that the FDA placed MyPEAK-1 on clinical hold requesting an amendment to the protocol primarily to standardize activities related to patient monitoring and management of the immunosuppression regimen across trial sites. The Company worked swiftly and collaboratively with the FDA to resolve the clinical hold and has received official notification from the FDA that the clinical hold has been removed. The Company intends to resume dosing once the protocol changes have been implemented at trial sites and expects to present two-year Cohort 1 and one-year Cohort 2 data in the first half of 2026. The Company does not expect this action to impact data milestones or development timelines for TN-201.

RIDGETM-1 is the Company’s Phase 1b multi-center, open-label clinical trial, designed to assess the safety, tolerability and efficacy of a one-time intravenous infusion of TN-401. In December 2025, the Company presented interim data from RIDGE-1, including safety, biopsy and arrhythmia results as of the October 2025 data cut off for three patients enrolled in Cohort 1, with follow-up ranging from Week 20 to Week 40. TN-401 was generally well tolerated and no dose-limiting toxicities were observed. Adverse events (“AEs”) were generally mild, asymptomatic and manageable and a majority of the AEs were deemed unrelated to TN-401. Among the AEs related to TN-401, there was a Grade 1 incidence of elevated troponin levels categorized as a serious AE due to inpatient monitoring. There were no incidents of thrombotic microangiopathy or cardiotoxicities observed and no arrhythmias associated with TN-401 occurred. To date, none of the Cohort 1 patients have experienced an implantable cardioverter defibrillator (“ICD”) shock post treatment. All Cohort 1 patients have tapered off prophylactic immunosuppressive medicines. No new serious AEs related to TN-401 have been reported in Cohort 2.

Serial biopsies taken at baseline and Week 8 post dose for Patients 1 and 2 provided consistent evidence that TN-401 transduced to the heart, with vector copy number (“VCN”) per genome of 3.4 and 5, respectively. VCN data for Patient 3 was not available as of the data cut off. At Week 8, TN-401 mRNA expression ranged from 1.4x104 - 2.9x105 copies per microgram of RNA for the three patients in Cohort 1, serving as confirmation of early and robust expression across all three patients. Post-treatment protein levels of PKP2 increased significantly in Patients 1 and 2 by a mean of 10% from baseline to Week 8 based on rigorous methods to measure protein increases using liquid chromatography–mass spectrometry normalized to myosin heavy chain, a motor protein in the sarcomere found exclusively in cardiomyocytes. Change from baseline in PKP2 protein levels for Patient 3 appeared slightly lower than baseline despite having the highest levels of TN-401 mRNA expression across Cohort 1. This confounding result falls within the standard deviation of these methods and may be due to the inherent variability in sampling biopsies. A second post-dose biopsy will be collected and analyzed from Week 52 per protocol.

Two of three patients experienced significant and clinically meaningful improvements in electrical instability, as measured by seven-day ambulatory monitoring of premature ventricular contractions (“PVCs”). Patient 1 experienced a decrease in PVCs by 46% as of their most recent (Week 40) visit, while Patient 2 experienced a decrease in PVCs of 89% as of their most recent (Week 32) visit.

Non-sustained ventricular tachycardias (“NSVTs”) burden was eliminated or stable after treatment with TN-401 after six months post-dose. Patient 1 had a low NSVT count at baseline, which remained low at their most recent visit (Week 40). Patient 2 also had a substantial NSVT burden of 78 counts per 24 hour period at baseline that dropped all the way to zero and remained stable by Week 32. Meaningful changes in PVCs or NSVTs were not expected nor observed for Patient 3 as of the data cut-off, which was less than six months following treatment with TN-401. Other measures of clinical response including QRS duration, T wave inversions, heart function and New York Heart Association class were in the normal range or remained stable for all three Cohort 1 patients during the post-dose follow-up period. The Company expects to present one-year Cohort 1 data and early Cohort 2 data in the first half of 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this report that are not purely historical are forward-looking statements. Words such as “will,” “anticipated,” “believe,” “look forward,” “potential,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, among other things, the planned timing to resume dosing for MyPEAK-1; the planned timing to report additional data from MyPEAK-1; the planned timing to report additional data from RIDGE-1; the clinical, therapeutic and commercial potential of, and expectations regarding TN-401; the value of additional RIDGE-1 data to inform the potential of TN-401; the inferences regarding PKP2 protein and mRNA expression; and statements regarding the continued development TN-401 and TN-401 clinical outcomes, which may materially change as patient enrollment continues or more patient data become available. The forward-looking statements contained herein are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: availability of RIDGE-1 data at the referenced time; the timing and progress of RIDGE-1; the potential failure of TN-401 to demonstrate safety and/or efficacy in clinical testing; the potential for any RIDGE-1 clinical trial results to differ from preclinical, interim, preliminary or expected results; the Company’s ability to enroll and maintain patients in clinical trials, including RIDGE-1; risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early stage company; the Company’s continuing compliance with applicable legal and regulatory requirements; the Company’s ability to raise any additional funding it will need to continue to pursue its product development plans; the Company’s reliance on third parties; the Company’s manufacturing, commercialization and marketing capabilities and strategy; the loss of key scientific or management personnel; competition in the industry in which the Company operates; the Company’s ability to obtain and maintain intellectual property protection for its product candidates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 and other documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description.

99.1	Press Release dated December 11, 2025.

99.2	Press Release dated December 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.

	By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary

Date: December 11, 2025